UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 6, 2007

                        WHITEHALL JEWELERS HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                     000-52123                 20-4864126
(STATE OR OTHER JURISDICTION      (COMMISSION FILE           (IRS EMPLOYER
    OF INCORPORATION)                   NUMBER)            IDENTIFICATION NO.)

                        125 SOUTH WACKER DR., STE. 2600,
                                CHICAGO, IL 60606
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)

       Registrant's telephone number, including area code: (312) 782-6800

                                 BTHC VII, INC.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[_] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR
    240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Pursuant to an action by written consent of the stockholders of BTHC VII, Inc. (the "Company"), dated July 27, 2007, the Company approved the following amendments to its Certificate of Incorporation, effective upon filing with the Secretary of State of the State of Delaware on September 6, 2007:

1. The Articles of Incorporation have been amended to change the Company's name to Whitehall Jewelers Holdings, Inc.

2. The Articles of Incorporation have been further amended to increase the Company's authorized number of shares of common stock, par value of $0.001 per share, from 40,000,000 to 100,000,000.

On September 6, 2007, the Company filed a Certificate of Amendment to the Certificate of Incorporation of BTHC VII, Inc. with the Secretary of State of the State of Delaware to reflect the name change and the increase in authorized common shares, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

In connection with this name change to Whitehall Jewelers Holdings, Inc., as of the open of business on September 7, 2007, the Company has the new trading symbol "WHJH" and a new CUSIP number 965061 104.

ITEM 9.01    EXHIBITS.

(d)   Exhibits:

EXHIBIT NO.           DESCRIPTION
-----------           -----------

3.1 Certificate of Amendment to the Certificate of Incorporation of BTHC VII, Inc.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Whitehall Jewelers Holdings, Inc.
                                               (Registrant)

                                    By:   /s/ Robert B. Nachwalter
                                          ------------------------
                                          Robert B. Nachwalter
                                          Senior Vice President
                                          and General Counsel

Date: September 12, 2007